Exhibit 4.4

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CONVERTIBLE DEBENTURE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.  NEITHER THE SECURITIES REPRESENTED BY THIS CONVERTIBLE DEBENTURE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE UNITED STATES (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

ASSURED PHARMACY, INC.

FORM OF CONVERTIBLE DEBENTURE

DUE DATE

DATE	AMOUNT

FOR VALUE RECEIVED, upon the terms and subject to the conditions set forth in this convertible debenture (this “Debenture”), ASSURED PHARMACY, INC., a Nevada corporation with its principal place of business located at 2595 Dallas Parkway, Suite 206, Hall Office Park, Frisco, TX 75034 (the “Company”), absolutely and unconditionally promises to pay to the order of                   (the “Holder”), upon due presentation and surrender of this Debenture, on MONTH DAY,YEAR (the “Maturity Date”), the principal amount of                   less any principal amount of this Debenture converted or prepaid by the Company prior to the Maturity Date and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture in accordance with the terms hereof.  This Debenture is issued in connection with a certain Debenture Purchase Agreement, of even date herewith, between the Company and the Holder (the “Purchase Agreement”), all terms of which are incorporated herein by this reference and hereby made a part of this Debenture.  Capitalized terms not defined herein shall have their respective meanings ascribed to them in the Purchase Agreement.  By its acceptance of this Debenture, the Holder agrees to be bound by the terms of the Purchase Agreement.

ARTICLE I

PAYMENT OF PRINCIPAL AND INTEREST; METHOD OF PAYMENT

1.1   Payment of Principal.  Payment of the aggregate unconverted and outstanding principal amount of this Debenture on the Maturity Date shall be made in U.S. dollars in immediately available funds.  The Company may prepay all or a portion of the then outstanding principal amount of this Debenture at any time without penalty.

1.2   Payment of Interest.

(a)      Simple interest shall accrue on the unconverted principal amount outstanding from time to time at the rate of ten percent (10%) per annum (the “Stated Interest Rate”), and shall become payable to the Holder each ninety (90) days following the Closing Date and at the Maturity Date.  Interest shall be paid in shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”).  The number of shares of Common Stock to be issued as payment of accrued and unpaid interest shall be determined by dividing (i) the total amount of accrued and unpaid interest by (ii) the average Closing Price (as defined below) for the five (5) Trading Days (defined below) immediately preceding the interest payment date.

(b)      The term “Closing Price” means, for any date, the greater of:

(i) (1) the closing price of the Common Stock for such date on the OTC Bulletin Board as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (2) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (3) in all other cases, the fair market value of a share of Common Stock as determined by the Board of Directors of the Company; and

(ii) $0.01.

(c)       The term “Trading Day” means any day the principal trading market, on which the Common Stock is then listed or quoted for trading, is open for business.

1.3   Payment on Non-Business Days.  If the outstanding principal and accrued but unpaid interest under this Debenture becomes due and payable on a Saturday, Sunday or public holiday under the laws of the State of New York, the due date hereof shall be extended to the next succeeding full business day and interest shall be payable at the rate of ten (10%) percent per annum during such extension.

ARTICLE II

CONVERSION

2.1   Conversion at Option of Holder.  Subject to Holder’s compliance with the terms of this Article II, at any time after the date hereof until the Maturity Date, the principal amount then outstanding under this Debenture is convertible in whole or in part at the Holder’s option into shares (“Conversion Shares”) of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”).  The number of Conversion Shares to which the Holder shall be entitled upon such conversion shall be the quotient obtained by dividing (a) the aggregate principal amount of this Debenture being converted by (b) the Conversion Price (defined below).

2.2   Conversion Price.   The conversion price shall be $1,000, subject to adjustment in accordance with this Article II (the “Conversion Price”).

2.3   Conversion Procedure.  The Company shall convert, from time to time, any outstanding portion of this Debenture upon the books to be maintained by the Company for such purpose upon the surrender by the Holder the Debenture properly endorsed for conversion and accompanied by a properly completed and executed Conversion Notice attached hereto as Annex II.  Subject to the terms of this Debenture and Holder’s compliance with the terms of this Article II,, upon surrender of this Debenture the Company shall promptly, but in no event less than ten (10) Trading Days, issue and deliver a certificate or certificates in such name or names as the Holder may designate for the number of Conversion Shares due to such Holder upon the conversion of this Debenture, and if applicable, a new Debenture in the principal amount equal to the remaining principal balance of this Debenture after giving effect to a partial conversion.  Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the Holder of record of such Conversion Shares as of the date of the surrender of this Debenture.

2.4   Registration of Transfer.  The Company shall maintain books for the transfer and registration of this Debenture.  Upon the transfer or assignment of this Debenture by the Holder pursuant to the terms hereof and its delivery of a properly completed and executed Assignment attached hereto as Annex I, the Company shall issue and register this Debenture in the names of the new holders.

2.5   Adjustment to the Fixed Conversion Price.  The Conversion Price shall be subject to adjustment from time to time as follows:

(a)   Adjustments for Stock Splits and Combinations.  If the Company shall at any time or from time to time after the date hereof, effect a stock split of the outstanding Series A Preferred Stock, the Conversion Price in effect immediately prior to the stock split shall be proportionately decreased.  If the Company shall at any time or from time to time after the date hereof, combine the outstanding shares of Series A Preferred Stock, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased.  Any adjustments under this Section shall be effective at the close of business on the date the stock split or combination occurs.

(b)      Adjustments for Certain Dividends and Distributions.  If the Company shall at any time or from time to time after the date hereof, make or issue or set a record date for the determination of holders of Series A Preferred Stock entitled to receive a dividend or other distribution payable in shares of Series A Preferred Stock, then, and in each event, the Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying, as applicable, the Conversion Price then in effect by a fraction:

(i)        the numerator of which shall be the total number of shares of Series A Preferred Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(ii)       the denominator of which shall be the total number of shares of Series A Preferred Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Series A Preferred Stock issuable in payment of such dividend or distribution.

(c)         Adjustment for Reclassification, Exchange and Substitution.  If at any time after the date hereof, the Series A Preferred Stock issuable upon the conversion of this Debenture is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than as a result of a subdivision or combination of shares or stock dividend or a reorganization, merger or consolidation), in any such event the Holder shall have the right thereafter to convert this Debenture into the kind and amount of stock and other securities and property that the Holder would have received upon such recapitalization, reclassification or other change had the Holder converted the entire principal amount of this Debenture then outstanding into  shares of the Series A Preferred Stock immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Article II with respect to the rights of the Holder after the capital reorganization to the end that the provisions of this Article II (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of this Debenture) shall be applicable after that event and be as nearly equivalent as practicable.  As a condition to any such recapitalization, reclassification or other transaction contemplated above, the Company shall reserve a sufficient number of the shares or securities, or a sufficient amount of the property, received or to be received to allow for the conversion of the entire principal amount of this Debenture then outstanding in accordance with this Section 2.5(c).

2.6   Reservation of Series A Preferred Stock.  The Company shall at all times when this Debenture shall be outstanding, reserve and keep available out of its authorized but unissued shares of Series A Preferred Stock, such number of shares of Series A Preferred Stock as shall from time to time be sufficient to effect the conversion of this Debenture.

ARTICLE III

MISCELLANEOUS

3.1   Amendments in Writing.  No modification or waiver of any provision of this Debenture, the Purchase Agreement or any documents or instruments executed in connection therewith shall be effective unless it shall be in writing and signed by both parties, and any such modification or waiver shall apply only in the specific instance for which given.

3.2   Governing Law.  This Debenture and the rights and obligations of the parties hereto, shall be governed, construed and interpreted according to the laws of the State of New York. IN ANY LAWSUIT IN CONNECTION WITH THIS DEBENTURE, THE UNDERSIGNED CONSENTS AND AGREES THAT THE STATE AND FEDERAL COURTS WHICH SIT IN THE STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION OF ALL CONTROVERSIES AND DISPUTES ARISING HEREUNDER.  THE COMPANY WAIVES THE RIGHT IN ANY LITIGATION ARISING HEREUNDER WITH THE HOLDER (WHETHER OR NOT ARISING OUT OF OR RELATING TO THIS DEBENTURE) TO TRIAL BY JURY.

3.3   Successors.  The term “Holder” and “Holder” as used herein shall be deemed to include the Holder and its successors, endorsees and assigns.

3.4   Notices.  All notices, demands or other communications given hereunder shall be made in accordance with the requirements of the Purchase Agreement.

3.5   Mutilated, Lost, Stolen or Destroyed Debentures.  In case this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Debenture, or in lieu of and substitution for the Debenture, mutilated, lost, stolen or destroyed, a new Debenture of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction and an indemnity, if requested, also satisfactory to it.

3.6   Transfer and Assignment.  Neither the Company nor the Holder may transfer or assign this Debenture or their respective obligations hereunder without the consent of the party.

3.7   Issue Taxes.  The Holder shall pay any and all issue, transfer and other taxes, including federal, state or local income taxes, that may be payable in respect of any issue, transfer, conversion or delivery of securities hereunder.

3.8   No Rights as Shareholder.  Nothing contained in this Debenture shall be construed as conferring upon the Holder, prior to the conversion of this Debenture, the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or of any other matter, or any other rights as a shareholder of the Company.

IN WITNESS WHEREOF, Assured Pharmacy, Inc. has caused this Convertible Debenture to be signed by its Chief Financial Officer and to be dated the day and year first above written.

ATTEST _________________________________________________	ASSURED PHARMACY, INC. _________________________________________________ Name: Title:

ANNEX I

ASSIGNMENT

For value received, the undersigned hereby assigns subject to the provisions of that certain Debenture Purchase Agreement, dated as of MONTH DAY, YEAR, of Assured Pharmacy, Inc., a Nevada corporation (the “Company”), as may be amended or modified from time to time, to ________ $_________________ principal amount of and $_________________ in accrued but unpaid interest under the 10% Convertible Debenture due MONTH DAY, YEAR  evidenced hereby and hereby irrevocably appoints _______________ attorney to transfer the Debenture (or such portion thereof) on the books of the within named corporation with full power of substitution in the premises.

Dated:

In the presence of:

_____________________________________________________                             ___________________________________

A I - 1

ANNEX II

CONVERSION NOTICE

TO: ASSURED PHARMACY, INC.

The undersigned holder of this Debenture hereby irrevocably exercises the option to convert $________ principal amount of and $_________________ in accrued but unpaid interest under such Debenture (which may be less than the stated principal amount thereof) into shares of Series A Preferred Stock of Assured Pharmacy, Inc., in accordance with the terms of such Debenture, and directs that the shares of Series A Preferred Stock issuable and deliverable upon such conversion be issued and delivered to the undersigned unless a different name has been indicated below.  If shares of Series A Preferred Stock are to be issued in the name of a person other than the undersigned holder of such Debenture, the undersigned will pay all transfer taxes payable with respect thereto.

___________________________________________
Name and address of Holder

___________________________________________
Signature of Holder

Principal amount of Debenture
to be converted $______________________________

If shares are to be issued otherwise then to the holder:

___________________________________________
Name of Transferee

Address of Transferee

____________________________________________
____________________________________________
____________________________________________

Social Security or Tax ID Number of Transferee

____________________________________________

A II - 1

SCHEDULE OF 10% CONVERTIBLE DEBENTURES

Name	Date of Agreement	Debenture Amount	Maturity Date

Joseph McDevitt	July 15, 2010	$500,000	July 20, 2012

SCH - 1